EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-33708, 333-36556, 333-83934, 333-89052, 333-100337, 333-100399, 333-100400, 333-101041, 333-105060, 333-107191, 333-107776, 333-107777, 333-108560, 333-109593, 333-112783, 333-118687, 333-120548, 333-124318, 333-127727, 333-128186, 333-130928, and 333-133435 on Form S-3 and Nos. 33-34451, 33-53010, 33-65061, 333-06503, 333-06505, 333-06507, 333-06511, 333-90323, 333-31294, 333-55068, 333-61822, 333-62604, 333-74890, 333-96663, 333-104532, 333-104533, 333-105059, 333-107778, 333-112514, 333-115638, 333-115639, 333-126571, 333-126576, 333-141508, 333-144196, 333-144197, and 333-182862 on Form S-8 of our report dated March 12, 2014, relating to the consolidated financial statements of Zix Corporation and subsidiaries and our report dated March 12, 2014, relating to effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Zix Corporation and subsidiaries for the year ended December 31, 2013.

/s/ WHITLEY PENN LLP

Dallas, Texas

March 12, 2014